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                                                                    Exhibit 23.3

                                MAPLES AND CALDER
                               CAYMAN EUROPE ASIA

To:  TOM Online Inc.
     8th Floor, Tower W3,
     Oriental Plaza
     No.1 Dong Chang An Avenue
     Beijing, China 100738

                                                               13 February, 2004

Dear Sirs,

TOM Online Inc.

Dear Sirs,

We consent to the reference to our firm under the headings "Risk Factors," "Enforcement of Civil Liabilities," "Legal Matters," "Taxation" and elsewhere in the Registration Statement on Form F-1, the prospectus constituting a part thereof and any amendments thereto, to be filed by TOM Online Inc. with the U.S. Securities and Exchange Commission.

Yours faithfully,


/s/ Maples and Calder Asia
Maples and Calder Asia